CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated June 23, 2000, relating to the financial statements and financial highlights which appears in the May 31, 2000 Annual Report to Shareholders of
Badgley Balanced Fund and the Badgley Growth Fund
(constituting Badgley Funds, Inc.), which is also incorporated by reference into the Registration
Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration
Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP


Milwaukee, Wisconsin
September 28, 2000